SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2005

PANACOS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On August 22, 2005, Panacos Pharmaceuticals, Inc. (“Panacos” or the “Company”) announced that it had successfully completed the Phase 2a clinical study of its lead HIV drug candidate, PA-457, and provided preliminary analysis of the results. The study met its primary endpoint by demonstrating a statistically significant reduction in the level of HIV in the blood, known as viral load, compared to placebo. The median reduction in viral load in the trial was greater than 1 log10, or a 90% decrease, at the highest dose. PA-457 is the first in a new class of HIV drugs called Maturation Inhibitors, with broad activity against HIV, including strains resistant to currently approved drugs, the most common cause of HIV treatment failure.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

99.1	Press Release of Panacos Pharmaceuticals, Inc. dated August 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.
Dated: August 23, 2005
	By:	/s/ Peyton Marshall
Peyton Marshall
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Panacos Pharmaceuticals, Inc. dated August 22, 2005.